Exhibit 99.1

NEWS RELEASE

For immediate release

Navient posts first-quarter 2020 financial results

WILMINGTON, Del., April 21, 2020 — Navient (Nasdaq: NAVI), a leading provider of education loan management and business processing solutions, today posted its 2020 first-quarter financial results. The complete financial results release is available on the company’s website at Navient.com/investors. The results will also be available on Form 8-K on the SEC’s website at www.sec.gov.

Navient will hold a conference call tomorrow, April 22, 2020 at 8 a.m. ET, hosted by Jack Remondi, president and CEO, and Chris Lown, CFO.

To access the conference call, dial 855-838-4156 (USA and Canada) or 267-751-3600 (international) and use access code 3190458 starting at 7:45 a.m. ET. The live audio webcast will be available on Navient.com/investors. Supplemental financial information and presentation slides used during the call will be available on the company’s website no later than the call’s start time.

A replay may be accessed approximately two hours after the call through May 6, 2020 at 855-859-2056 (USA and Canada) or 404-537-3406 (international), with access code 3190458.

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About Navient

Navient (Nasdaq: NAVI) is a leading provider of education loan management and business processing solutions for education, healthcare, and government clients at the federal, state, and local levels. We help our clients and millions of Americans achieve success through technology-enabled financing, services, and support. Learn more at Navient.com.

Contact:

Media: Paul Hartwick, 302-283-4026, paul.hartwick@navient.com

Investors: Joe Fisher, 302-283-4075, joe.fisher@navient.com

Nathan Rutledge, 703-984-6801, nathan.rutledge@navient.com

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